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                                                                    EXHIBIT 23.1

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 15, 2001, included (or incorporated by reference) in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended December 30, 2000, and to all references to our Firm included in this registration statement.

                                                  /s/ Arthur Andersen LLP


Boston, Massachusetts
April 26, 2001